As filed with the Securities and Exchange Commission on January 24, 1997
                                               Registration No. 33-_____________


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C.  20549
                               __________________

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                               __________________

                           THE LIPOSOME COMPANY, INC.
               (Exact name of Company as specified in its charter)

            Delaware              One Research Way  22-2370691
(State or other jurisdiction of      Princeton       (I.R.S.
 incorporation or organization)   Forrestal Center   Employer
                                   Princeton, New  Identificat
                                   Jersey  08540   ion Number)
                                    (Address of
                                     principal
                                     executive
                                      offices)
                                     (Zip Code)

                 THE LIPOSOME COMPANY 1996 EQUITY INCENTIVE PLAN
                             (Full Title of the Plan)


                                Charles A. Baker
                                  Chairman and
                             Chief Executive Officer
                           The Liposome Company, Inc.
                                One Research Way
                           Princeton Forrestal Center
                          Princeton, New Jersey  08540
                                 (609) 452-7060
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

 CALCULATION OF REGISTRATION
             FEE
                                             Proposed   Proposed
                                  Amount      Maximum   Maximum
Title of Securities             Of SecuritiesOffering  Aggregate    Amount of
to be Registered                   to Be       Price    Offering   Registration
                                Registered      Per    Price (1)       Fee
                                               Share
                                                (1)
Common Stock, par
value $.01 per share.......      4,500,000    $19.875  $89,437,5    $27,102.27
                                                           00

(1) Pursuant to Rule 457(h), these prices are estimated solely for the purpose of calculating the registration fee and are based upon the average of the high and low sales prices of the Company's Common Stock on NASDAQ National Market System on January 17, 1997.

There are also registered hereunder such additional indeterminate number of shares as may be issued as a result of the antidilution provisions of The Liposome Company 1996 Equity Incentive Plan (the "Plan").
                                     PART I


ITEM 1.   PLAN INFORMATION

          Not included pursuant to Form S-8 instructions.


ITEM 2.   COMPANY INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION

          Not included pursuant to Form S-8 instructions.

                                     PART II


ITEM 3.   INCORPORATION OF DOCUMENTS BY REFERENCE

          The Annual Report on Form 10-K for the fiscal year ended December 31, 1995 filed by The Liposome Company, Inc. (the "Company"), the Company's quarterly reports on Form 10-Q for the quarters ended March 31, 1996, June 30, 1996, and September 30, 1996, and the Company's Current Reports on Form 8-K dated February 22, 1996 and February 28, 1996, all filed by the Company with the Securities and Exchange Commission (the "Commission") are hereby incorporated by reference in this Registration Statement. All documents filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.


ITEM 4.        DESCRIPTION OF SECURITIES

          Not applicable.


ITEM 5.        INTERESTS OF NAMED EXPERTS AND COUNSEL

          Carol J. Gillespie is Vice President, General Counsel and Secretary of the Company. Ms. Gillespie has the right to purchase 90,150 shares of the Company's common stock upon the exercise of stock options held by her, including 9,500 shares under options granted to her pursuant to the Plan. She also holds 516 shares of restricted stock granted under the Plan.




ITEM 6.        INDEMNIFICATION OF DIRECTORS AND OFFICERS

          Section 145 of the Delaware General Corporation Law, among other things, and subject to certain conditions, authorizes the Company to indemnify its officers and directors against certain liabilities and expenses incurred by such persons in connection with claims made by reason of their being such an officer or director. The By-laws of the Company provide for indemnification of its officers and directors to the full extent authorized by law.

          The Company's Certificate of Incorporation provides that no director of the Company shall be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty or loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the Director derived any improper personal benefit. Any repeal or modification of the foregoing amendment after its adoption by the stockholders of the Company will not adversely affect any right or protection of a director of the Company existing at the time of such repeal or modification.

          The Board of Directors and the Company's stockholders have approved the use of an indemnification agreement (the "Indemnification Agreement"). The Indemnification Agreement requires that the Company indemnify directors and executive officers who are parties thereto in all cases to the fullest extent permitted by applicable Delaware law. This contract right to indemnification gives all directors and executive officers protection against a subsequent adverse change in the Company's indemnification provisions in its By-laws or a change of control of the Company.

          The Company has obtained an insurance policy insuring its officers and directors for certain acts in connection with their services as such.


ITEM 7.        EXEMPTION FROM REGISTRATION CLAIMED

          Not applicable.




ITEM 8.        EXHIBITS

          The following exhibits are filed as part of this Registration
Statement:

Exhibit No. Description of Document

 4.1 Provisions of the Articles of Incorporation of the Company defining rights of holders of Common Stock of the Company
            (Exhibit 3(i)-01 to the Company's annual report on Form 10-K for the year ended December 31, 1994, incorporated herein by reference thereto).

    4.2 Provisions of the By-laws of the Company defining rights of holders of the Common Stock of the Company (Exhibit 4.5 to Registration Statement No. 33-23292, incorporated herein by reference thereto).

    4.3 The Liposome Company 1996 Equity Incentive Plan (Appendix to the Company's 1996 Proxy Statement, File No. 000-14887, incorporated herein by reference thereto).

     5      Opinion of Carol J. Gillespie, Esq., including her consent.

    23      Consent of Coopers & Lybrand L.L.P.

    24      Power of Attorney (included in the Registration Statement, page 4).



ITEM 9.   UNDERTAKINGS

          Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the "Securities Act") may be permitted to directors, officers, and controlling persons of the Company described in Item 15 or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for the indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

     The undersigned Company hereby undertakes that:

     (1) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Company pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective(a) The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(l)(i) and (a)(l)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

     (2)  F    (2)  That, for the purpose of determining any liability under the
Securities Act of 1933, each such post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (3) Fb) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filling of an employee benefit plan's annual Act, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
Section 15(d) of the Exchange Actreport pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Sregistration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


                                   SIGNATURES

          THE COMPANY. Pursuant to the requirements of the Securities Act the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Township of Plainsboro, the State of New Jersey, on this 23rd day of January, 1997.

                                        THE LIPOSOME COMPANY, INC.



                                            By: Charles A. Baker

Charles A. Baker
                                            Chairman of the Board,
                                                                         Chief
                                            Executive Officer and President


                                POWER OF ATTORNEY

          KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Charles A. Baker and Carol J. Gillespie, and each of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-
effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and conforming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.


          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on the 23rd day of January, 1997.

Signature                               Capacity


Charles A. Baker                        Chairman of the Board,
Charles A. Baker                        Chief Executive Officer,
                                        President and Director
                                        (Principal Executive Officer)


Brian J. Geiger                         Vice President, Finance
Brian J. Geiger                         (Principal Financial and Accounting
Officer)


James G. Andress                        Director
James G. Andress


Morton Collins                          Director
Morton Collins


Stuart F. Feiner                        Director
Stuart F. Feiner


Robert F. Hendrickson                   Director
Robert F. Hendrickson


Bengt Samuelsson                        Director
Bengt Samuelsson


Joseph T. Stewart, Jr.                  Director
Joseph T. Stewart, Jr.


Gerald Weissmann                        Director
Gerald Weissmann


Horst Witzel                                Director
Horst Witzel



















                           THE LIPOSOME COMPANY, INC.

                           ___________________________
                                    EXHIBITS
                                       TO
                             REGISTRATION STATEMENT
                                       ON
                                    FORM S-8
                           ___________________________

                 The Liposome Company 1996 Equity Incentive Plan